UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2020

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-236260	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On November 3, 2020, LMP Finance, LLC, a Delaware limited liability corporation, a subsidiary of LMP Automotive Holdings, Inc. (“LMP”), a Delaware corporation, entered into a letter agreement (the “Agreement”) with LTO Holdings, LLC (“LTO”), pursuant to which LTO agreed to exclusively lease and/or subscribe for new vehicles from LMP for a period of two years following the date of the Agreement in an amount of at least $24,000,000.

The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Agreement and the transaction contemplated thereby is not complete and is qualified in its entirety by the contents of the Agreement.

A copy of the press release announcing the transaction contemplated by the Agreement is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated November 3, 2020, by and between LMP Finance, LLC and LTO Holdings, LLC
99.1	Press Release, dated November 4, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

November 5, 2020	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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